EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Diagnostic Imaging International Corp. (the “Company”) on 10-Q/A Amendment No.1 for the three months ended March 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Richard Jagodnik, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 30, 2008	/s/ Richard Jagodnik
Richard Jagodnik
Chief Executive Officer, Chief Financial Officer